Exhibit 10.72

Money consumption lending and borrowing contract

A-sense Ltd. was made a lessor, Ecoss,Inc. was made a debtor, and the money consumption lending and borrowing contract was concluded as follows.

Article 1 (money consumption lending and borrowing)

The debtor paid and borrowed money 30 million yen from the lessor.

The lending day is assumed June 8, 2007.

Article 2 (repayment)

The repayment of the loan of the former article is scheduled as shown in the attached paper repayment schedule table, and the debtor transfers to the account that the lessor specifies and pays it off.

Article 3 (interest)

It is assumed to principal 5% a year, transfers the interest for concerned to the account that the lessor specifies on the interest payment of attached paper day, and the interest is paid off.

Article 4 (delinquency charges)

When debtor loses benefit of term, principal and interest money at that time is lost Delinquency charges by the ratio of 7% a year are paid until having paid.

Article 5 (mortgage)

It was approved that Chihiro Tsuyuki offered the mortgage as shown in the attached paper.

(Loss of benefit of term)

The debtor naturally loses the profit even if in the following cases, there is no notification from the lessor at once. Principal and interest money at that time is paid.

1.

When the debtor neglects the payment of principal or the interest for one month or more

2.

The Monkey of the provisional remedy, compulsory execution, the auction or the bankruptcy setting up about other debts of the debtor.

3.

When the debtor receives the coercive collection of tax and public dues

4.

When the bill and the check that hangs to the debtor's starting point, endorsement, and guarantee become dishonored

Article 6 (mutual agreement jurisdiction)

It is a competent court of the first trial to cause the dispute for this case as for the district court in lessor's place of residence.

This money consumption lending and borrowing contract as shown in the above-mentioned proved, and make two contracts. After each person concerned signature is stamped, it has each one.

June 8, 2007

Lessor  3-2-11, Shinjuku Mitsui Bldg10, Nishi-Shinjuku Shinjuku,Tokyo

A-sense Ltd.

Representative director  Kiyonori Aoyama

Debtor 1-14-6 Dogenzaka Shibuya, Tokyo

Ecoss, Inc.

Representative director Chihiro Tsuyuki

Mortgage offered 2-27-31 Misyuku Setagaya, Tokyo

Chihiro Tsuyuki

(Attached paper)

[mortgage]

Content of offer	Remarks
Ecoss’s stock	Chihiro Tsuyuki

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